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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]



                                August 11, 1998

United Artists Theatre Company
9110 E. Nichols Avenue, Suite 200
Englewood, Colorado  80112

Dear Sirs:

          We have acted as special counsel for United Artists Theatre Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission on June 16, 1998, as amended, relating to an offer to exchange (the "Exchange Offer") Floating Rate Series B Senior Subordinated Notes due 2007 of the Company (the "Exchange Notes") which will have been registered under the Securities Act of 1933, as amended, for an equal principal amount of the Company's outstanding Floating Rate Senior Subordinated Notes due 2007 (the "Notes").

          The Exchange Notes will be issued under an Indenture dated as of April 21, 1998 (the "Indenture"), among the Company and State Street Bank and Trust Company of Missouri, N.A., as trustee (the "Trustee").

          As counsel we have examined the Registration Statement, the Indenture, the form of the Exchange Notes, the form of the Notes and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

          In giving the opinions contained herein, we have, with your approval, relied upon representations of officers of the Company and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.
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United Artists Theatre Company
August 11, 1998
Page 2


          We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

          Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee, it is our opinion that:

(1) the Indenture has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Company enforceable against the Company in accordance with its terms; and

(2) the Exchange Notes, when duly executed and delivered by the Company upon the terms set forth in the Exchange Offer, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

subject in each case to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and (b) application of general principles of equity (regardless of whether considered in proceedings in equity or at law).

          We express no opinion with respect to: (i) the enforceability of provisions in the Indenture relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other non-waivable benefits bestowed by operation of law; or (ii) the lawfulness or enforceability of exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to those expressed in the foregoing clause (i) and this clause (ii), insofar as any of the foregoing are contained in the Indenture. In addition, we express no opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Indenture.

                                     * * *
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United Artists Theatre Company
August 11, 1998
Page 3


          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,


                              /s/  Wachtell, Lipton, Rosen & Katz



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